FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  September 22, 2005

                           BAYWOOD INTERNATIONAL, INC.
             (Exact Name or Registrant as Specified in Its Charter)

              Nevada                000-22024           77-0125664
   (State or Other Jurisdiction    (Commission        (IRS Employer
         of Incorporation)         File Number)     Identification No.)

              14950 North 83rd Place, Suite 1, Scottsdale, Arizona
                                      85260

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code:  (480) 951-3956

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                   Section 3 - Securities and Trading Markets

Item 3.03 - Material Modification to Rights of Security Holders
            ---------------------------------------------------

     Baywood International, Inc.'s Board of Directors adopted a resolution establishing a Series G Preferred Stock on September 20, 2005. On September 21, 2005, we received a filing acknowledgment from the Secretary of State of the State of Nevada confirming that the Certificate of Designation of Preferences and Rights of Series G Preferred Stock of Baywood International, Inc. was filed with the state of Nevada on September 21, 2005.

     The certificate designated 200,000 shares of Series G Preferred Stock, par value $1.00. Each share of Series G Preferred has a certain liquidation preference of $1.00 per share before any payment or distribution is made to the holders of Common Stock, any previous series of the Corporation's preferred stock or any series or class of the Corporation's stock hereafter issued that ranks junior as to liquidation rights to the Series G Preferred Stock in the event of liquidation of the corporation. The Series G Preferred Stock has no conversion rights into common stock. Each share of Series G Preferred Stock is entitled to 250 votes and shall be entitled to vote on any matters brought to a vote of the common stock shareholders. We may elect to redeem the Series G Preferred Stock at par with proper notice to the holders of the Series G Preferred Stock and, upon redemption, the Series G Preferred will be cancelled and not be reissued as Series G Preferred Stock.

Item 3.02 - Unregistered Sales of Equity Securities
            ---------------------------------------

     On September 20, 2005, Baywood International, Inc.'s Board of Directors authorized the issuance of 200,000 shares of Series G Preferred Stock. The Company's President & Chief Executive Officer, Neil Reithinger, and the Company's Vice-President, Karl H. Rullich, each received 100,000 shares of the Series G Preferred Stock for their conversion of $100,000 each of their accrued and unpaid salaries.

                 Section 5 - Corporate Governance and Management

Item 5.01 - Changes in Control of the Company
            ---------------------------------

     The 200,000 shares of Series G Preferred Stock represent 50,000,000 votes on any matter brought to a shareholder vote. As of September 20, 2005, we had 38,988,875 common shares outstanding and, when the votes of the Series G Preferred Stock is combined with the votes of the outstanding common stock, the 200,000 shares of the Series G Preferred Stock represent 56.2% of the total voting power.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
            -------------------------------------------------------------------
Year
----

     On September 21, 2005, a Certificate of Designation was filed in Nevada designating a Series G Preferred Stock, par value $1.00. Each share of Series G Preferred Stock has a certain liquidation preference of $1.00 per share before any payment or distribution is made to the holders of Common Stock, any previous series of the Corporation's preferred stock or any series or class of the Corporation's stock hereafter issued that ranks junior as to liquidation rights to the Series G Preferred Stock in the event of liquidation of the corporation. The Series G Preferred Stock has no conversion rights into common stock. Each share of Series G Preferred Stock is entitled to 250 votes and shall be entitled to vote on any matters brought to a vote of the common stock shareholders.


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We may elect to redeem the Series G Preferred Stock at par with proper notice to the holders of the Series G Preferred Stock and, upon redemption, the Series G Preferred Stock will be cancelled and not be reissued as Series G Preferred Stock.

Item  9.01  -  Financial Statements and Exhibits
               ---------------------------------

Exhibit 4.1 - Certificate of Designation of Preferences and Rights of Series G Preferred Stock of Baywood International, Inc., effective September 20, 2005

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BAYWOOD INTERNATIONAL, INC.

Dated:  September 22, 2005              /s/  Neil Reithinger
                                        ---------------------
                                        Neil Reithinger
                                        President, Chief Executive Officer and
                                        Principal Accounting Officer


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